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                                                                  EXHIBIT (23)-4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Amended and Restated 1988 Stock Incentive Plan of the Banc Corporation and the Commerce Bank of Alabama Incentive Stock Compensation Plan of our report dated January 12, 1996, with respect to financial statements of Commerce Bank of Alabama included in the Proxy Statement of The Banc Corporation that is made a part of the Registration Statement (Form S-1 No. 333-67011), filed with the Securities and Exchange Commission.


/s/ Cochran, Wheeler and Kennedy, P.C.
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February 19, 1999